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                                  EXHIBIT 99.5

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February __, 2005

Dear Member:

We are pleased to announce that Ohio Central Savings (the "Savings Association") is reorganizing from the mutual holding company to the stock form of organization (the "Reorganization"). In connection with the Reorganization, OC Financial, Inc. (the "Company"), the newly-formed holding company for the Savings Association, is offering common shares in a subscription offering.

Unfortunately, the Company is unable to either offer or sell its common shares to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common shares under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common shares of OC Financial, Inc.

However, as a member of the Savings Association, you have the right to vote on the Plan of Conversion and Reorganization at the Special Meeting of Members to be held on March xx, 2005. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a prospectus (which contains information incorporated into the proxy statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting of Members on March xx, 2005. However, whether or not you are able to attend the meeting, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

Robert W. Hughes
Chairman of the Board, President
and Chief Executive Officer




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February __, 2005

Dear Member:

We are pleased to announce that Ohio Central Savings (the "Savings Association") is reorganizing from the mutual holding company to the stock form of organization (the "Reorganization"). In conjunction with the Reorganization, OC Financial, Inc. (the "Company"), the newly-formed corporation that will become the holding company for the Savings Association, is offering common shares in a subscription offering (the "Offering") to specific depositors of the Savings Association, to our employee stock ownership plan, and potentially to members of the general public pursuant to a Plan of Conversion and Reorganization (the "Plan").

To accomplish this Reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan and your voting and subscription rights. The Savings Association's Plan needs depositor approval. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the shaded card with your name and address that is detachable from the stock order and certification form. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on March xx, 2005. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE REORGANIZATION and we would sincerely appreciate your vote. The Board of Directors has unanimously approved the Reorganization.

The Board of Directors of the Savings Association feels that the Reorganization offers a number of advantages, including an opportunity for the Savings Association's depositors and customers to become shareholders of OC Financial, Inc. In connection with the Reorganization, please remember:

        >> Your accounts at the Savings Association will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

        >> There will be no change in the balance, interest rate, or maturity of any deposit accounts or loans because of the Reorganization, unless you choose to purchase shares using your deposit account balances.

        >> Members have a right, but not an obligation, to subscribe for OC Financial, Inc. common shares before they are offered to the public.

        >> Like all stock, THE COMMON SHARES issued in this Offering WILL NOT BE INSURED BY THE FDIC.

In addition, enclosed are materials describing the offering of OC Financial, Inc.'s common shares. We urge you to read these materials carefully. If you are interested in purchasing the common shares of OC Financial, Inc., you must submit your Stock Order and Certification Form and payment prior to 12:00 noon, Eastern Standard Time on March xx, 2005.

If you have additional questions regarding the Offering, please call us at (800) 678-6228 (ext. 134), Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 6033 Perimeter Drive, Dublin, Ohio.

Sincerely,

Robert W. Hughes
Chairman of the Board, President
and Chief Executive Officer

THE COMMON SHARES BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY OC FINANCIAL, INC., OHIO CENTRAL SAVINGS, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


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February __, 2005

Dear Prospective Investor:

We are pleased to announce that Ohio Central Savings (the "Savings Association") is converting from the mutual holding company to the stock form of organization (the "Reorganization'). In connection with the Reorganization, OC Financial, Inc. (the "Company"), the newly-formed holding company for the Savings Association, is offering common shares in a subscription offering and a community offering (the "Offering"). The sale of common shares in connection with the Reorganization will enable the Savings Association to raise additional capital to support and enhance its current operations.

We have enclosed the following materials which will help you learn more about the merits of the Company's common shares as an investment. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about the Savings Association's operations and the proposed Offering of the Company's common shares.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase common shares by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common shares is 12:00 noon, Eastern Standard Time, on March xx, 2005.

We invite our loyal customers and members of the general public to become shareholders of OC Financial, Inc. Through this Offering you have the opportunity to buy common shares directly from the Company without paying a commission or fee. The board of directors and senior management of the Savings Association fully support the Offering.

If you have additional questions regarding the Reorganization and Offering, please call us at (800) 678-6228 (ext. 134), Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 6033 Perimeter Drive, Dublin, Ohio.

Sincerely,

Robert W. Hughes
Chairman of the Board, President
and Chief Executive Officer

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY OC FINANCIAL, INC., OHIO CENTRAL SAVINGS, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

February __, 2005

Dear Friend:

We are pleased to announce that Ohio Central Savings (the "Savings Association") is reorganizing from the mutual holding company to the stock form of organization (the "Reorganization"). In conjunction with the Reorganization, OC Financial, Inc. (the "Company"), the newly-formed holding company for the Savings Association, is offering common shares in a subscription offering (the "Offering"). The sale of common shares in connection with the Reorganization will enable the Savings Association to raise additional capital to support and enhance its current operations.

Because we believe you may be interested in learning more about the merits of the Company's common shares as an investment, we are sending you the following materials which describe the Offering.

         PROSPECTUS: This document provides detailed information about the Savings Association's operations and the proposed Offering of the Company's common shares.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, Eastern Standard Time, on March xx, 2005.

As a friend of the Savings Association, you will have the opportunity to buy common shares directly from the Company in the Offering without paying a commission or fee. If you have additional questions regarding the Reorganization and Offering, please call us at (800) 678-6228 (ext. 134) Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 6033 Perimeter Drive, Dublin, Ohio.

We are pleased to offer you this opportunity to become a shareholder of OC Financial, Inc.

Sincerely,

Robert W. Hughes
Chairman of the Board, President
and Chief Executive Officer

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY OC FINANCIAL, INC., OHIO CENTRAL SAVINGS, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


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February xx, 2005

TO MEMBERS AND FRIENDS OF OHIO CENTRAL SAVINGS

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Keefe, Bruyette & Woods, Inc., a member of the National Association of
Securities Dealers, Inc. ("NASD"), is assisting Ohio Central Savings (the "Savings Association") in the reorganization from the mutual holding company to the stock form of organization with the simultaneous issuance of its common stock to OC Financial, Inc. (the "Company"), a Maryland corporation, and the sale by the Company of shares of its common stock.

At the request of the Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of OC Financial, Inc. common stock being offered to the customers of the Savings Association until 12:00 noon, Eastern Standard Time, on March xx, 2005. Please read the enclosed offering materials carefully. The Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 6033 Perimeter Drive, Dublin, Ohio, Monday through Friday from 9:00 AM to 5:00 PM or feel free to call the Stock Information Center at (800) 678-6228 (ext.
134).

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY OC FINANCIAL, INC., OHIO CENTRAL SAVINGS, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


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FACTS ABOUT STOCK ISSUANCE

The Board of Directors of OC Financial, Inc. the holding company for Ohio Central Savings, unanimously adopted a Plan of Conversion and Reorganization and to reorganize its mutual holding company to issue stock to certain Ohio Central Savings depositors and possibly members of the community.

This brochure answers some of the most frequently asked questions about the reorganization and conversion and about your opportunity to invest in the common stock of OC Financial, Inc.

Investment in the common stock of OC Financial, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, PROSPECTIVE INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS, especially the discussion under the heading "Risk Factors."

WHAT EFFECT WILL THE CONVERSION AND REORGANIZATION HAVE ON EXISTING DEPOSIT AND LOAN ACCOUNTS AND CUSTOMER RELATIONSHIPS?
--------------------------------------------------------------------------------

The conversion and reorganization will have little effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the stock issuance. Contractual obligations of borrowers of Ohio Central Savings will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.

WILL OHIO CENTRAL SAVINGS' DEPOSITORS BE REQUIRED TO PURCHASE STOCK IN THE OFFERING?
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No depositor or other person is required to purchase stock. However, certain depositors will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no impact on his or her standing as a customer of Ohio Central Savings. The stock offering will allow certain depositors of Ohio Central Savings an opportunity to buy common stock and become stockholders of OC Financial, Inc.

WHO IS ELIGIBLE TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION OFFERING?
--------------------------------------------------------------------------------

Certain past and present depositors of Ohio Central Savings are eligible to purchase common stock in the subscription offering. Specifically, depositors with $50 or more as of September 30, 2003 or Dec. 31, 2004 are eligible to subscribe as well as depositors as of _________ __, 2005.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?
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OC Financial, Inc. is offering up to 690,000 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share through the prospectus.

HOW MANY SHARES MAY I BUY?
--------------------------------------------------------------------------------

The minimum order is 25 shares. The maximum individual purchase is 10,000 shares. No person, together with associates of, and persons acting in concert with that person, may purchase more than 20,000 shares, as further discussed in the prospectus.

WILL THE COMMON STOCK BE INSURED?
--------------------------------------------------------------------------------

No. Like any other common stock, OC Financial, Inc.'s common stock will not be insured.

HOW DO I ORDER THE COMMON STOCK?
--------------------------------------------------------------------------------

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 noon, Eastern Standard Time, on XXXX xx, 2005.

HOW MAY I PAY FOR MY COMMON STOCK?
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First, you may pay for common stock by check or money order. Interest will be paid by Ohio Central Savings on these funds at the passbook savings rate from the day the funds are received until the completion or termination of the stock issuance. Second, you may authorize us to withdraw funds from your deposit account or certificate of deposit at Ohio Central Savings for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the stock issuance. THERE IS NO PENALTY FOR WITHDRAWAL FROM A CERTIFICATE OF DEPOSIT.

CAN I PURCHASE STOCK USING FUNDS IN MY OHIO CENTRAL SAVINGS IRA ACCOUNT?
--------------------------------------------------------------------------------

Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing Ohio Central Savings IRA account. In order to utilize the funds in your Ohio Central Savings IRA account for the purchase of OC Financial, Inc. common stock, you must execute a trustee-to-trustee transfer with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.


WILL DIVIDENDS BE PAID ON THE COMMON STOCK?
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The Board of Directors of OC Financial, Inc. does not currently intend to pay cash dividends. However, they will review their policy in the future.



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HOW WILL THE COMMON STOCK BE TRADED?
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OC Financial, Inc.'s stock is expected to trade on the Over the Counter Bulletin
Board.

ARE EXECUTIVE OFFICERS AND DIRECTORS OF OHIO CENTRAL SAVINGS PLANNING TO PURCHASE STOCK?
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Yes! The executive officers and directors of Ohio Central Savings plan to purchase, in the aggregate, $1,500,000 worth of stock or approximately 25.0% of the common stock offered at the midpoint of the offering range.

MUST I PAY A COMMISSION?
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No. You will not be charged a commission or fee on the purchase of common stock in the subscription offering.

SHOULD I VOTE TO APPROVE THE PLAN OF CONVERSION AND REORGANIZATION?
--------------------------------------------------------------------------------

Yes. YOUR VOTE "FOR" THE REORGANIZATION IS VERY IMPORTANT!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

WHY DID I GET SEVERAL PROXY C ARDS?
--------------------------------------------------------------------------------

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

HOW MANY VOTES DO I HAVE?
--------------------------------------------------------------------------------

Your proxy card(s) show(s) the number of votes you have. Every depositor is entitled to case one vote for each $100 on deposit as of the voting record date, up to 1,000 votes.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?
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Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy, you may do so at any time before such proxy is exercised by executing and delivering a later dated proxy or by giving notice of revocation in writing or by voting in person at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.


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                            STOCK INFORMATION CENTER

FOR ADDITIONAL INFORMATION YOU MAY VISIT OR CALL OUR STOCK INFORMATION CENTER MONDAY THROUGH FRIDAY FROM 9:00 A.M. TO 5:00 P.M., LOCATED IN OUR MAIN OFFICE AT 6033 PERIMETER DRIVE, DUBLIN, OHIO 43017.

                            (800) 678-6228 (EXT. 134)

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--------------------------------------------------------------------------------

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                                    QUESTIONS

                                       AND

                                     ANSWERS

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                               OC FINANCIAL, INC.

                               LOGO AS APPLICABLE

                               HOLDING COMPANY FOR

                              OHIO CENTRAL SAVINGS

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY OC FINANCIAL, INC., OHIO CENTRAL SAVINGS, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                   PROXYGRAM

PLEASE VOTE TODAY

We recently sent you a proxy statement and related materials informing you that the Board of Directors of Ohio Central Savings had received regulatory approval to convert from the mutual holding company to the stock form of organization.

             YOUR VOTE ON OUR PLAN OF CONVERSION AND REORGANIZATION
                           HAS NOT YET BEEN RECEIVED.

                  FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING
               AGAINST THE PLAN OF CONVERSION AND REORGANIZATION

Your Vote is important to us, and we are, therefore, requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

VOTING FOR THE PLAN OF CONVERSION AND REORGANIZATION DOES NOT OBLIGATE YOU TO PURCHASE STOCK or affect the terms or insurance on your accounts.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
              VOTE "FOR" THE PLAN OF CONVERSION AND REORGANIZATION


                          YOUR VOTE IS IMPORTANT TO US!

Please sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Thank you,

Robert W. Hughes

Chairman of the Board, President and Chief Executive Officer

OHIO CENTRAL SAVINGS

Dublin, Ohio

If you mailed the proxy, please accept our thanks and disregard this request. For further information, call (800) 678-6228 ext. 134.

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY OC FINANCIAL, INC., OHIO CENTRAL SAVINGS, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                       8